EXHIBIT 24.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements No. 333-18547 on Form S-3 dated February 14, 1997. No. 333-827 on Form S-3 dated May 15, 1996, No. 33-89646 on Form S-8 dated February 21, 1995, No. 33-91840 on Form
S-3 dated July 21, 1995, No. 33-86744 on Form S-3 dated December 13, 1994, No. 33-78590 on Form S-3 dated June 20, 1994, No. 33-74078 on Form S-3 dated February 2, 1994, No. 33-71490 on Form S-8 dated November 11, 1993, No. 33-71596 on Form S-8 dated November 11, 1993, No. 33-49474 on Form S-8 dated July 10, 1992, No. 33-48566 on Form S-3 dated June 25, 1992, No. 33-15025 on Form S-8 dated June 29, 1987 and No. 33-10393 on Form S-8 dated December 16, 1986 of our report dated February 21, 1997 with respect to the consolidated financial statements and schedule of EDITEK, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                       /s/ Ernst & Young LLP



Minneapolis, Minnesota
March 20, 1997